Exhibit 10.3

AMENDMENT NUMBER FOUR TO THAT LEASE AGREEMENT DATED MARCH 23, 1999 BETWEEN RYAN OAKS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (AS SUCCESSOR-IN-INTEREST TO SPIEKER PROPERTIES, L.P.), AS LANDLORD, AND EXCELLIGENCE LEARNING CORPORATION, A DELAWARE CORPORATION, FORMERLY KNOWN AS LEARNINGSTAR CORPORATION, AS TENANT, FOR PREMISES LOCATED AT 2 LOWER RAGSDALE DRIVE, SUITE 200, MONTEREY, CALIFORNIA.

The above described Lease Agreement will be amended as follows to extend the Term Expiration Date.

1.	Paragraph 3 – Term: Scheduled Term Expiration Date: June 30, 2007. Tenant agrees to accept the premises in “as-is” condition.

Tenant shall have the right to terminate this Lease effective July 1, 2005, provided all of the following conditions are met:

a.	Tenant is not, and has not been, in default of this Lease and shall be current in all obligations of this Lease as of the effective date of the termination.

b.	Tenant gives Landlord 180 days prior written notice.

c.	All financial obligations of Tenant under this Lease, including but not limited to Base Rent, Operating Expenses, Additional Rent, alteration costs, fees, late charges and other charges payable under this Lease are paid through the effective date of the termination or the date Tenant vacates the Premises as required hereunder, whichever is less.

d.	The Premises shall be vacated by Tenant in a clean and sanitary condition and as otherwise required under Paragraph 36 of this Lease on or before the effective date of termination.

e.	Tenant shall still be obligated for reconciliation of Operating Expenses through the effective date of the termination or the date Tenant vacates the Premises as required hereunder, whichever is later.

From and after receipt by Landlord of Tenant’s termination notice under clause b above, Landlord shall have full access to the Premises at all times to show the Premises to prospective tenants.

All other terms and conditions of the Lease Agreement shall remain in full force and effect.

LANDLORD:		TENANT:

RYAN OAKS, LLC, a California limited liability company		EXCELLIGENCE LEARNING CORPORATION, a Delaware corporation

By: APSARA, INC., a California corporation Its: Managing Member

By:	/s/ Patrick M. Gardner	By:	/s/ Richard Delaney

Patrick M. Gardner
Its:	President	Its:	Exec. V.P & CFO
Date:	3/18/04	Date:	3-17-04